EXHIBIT 24

                             POWER OF ATTORNEY


          Each of the undersigned directors of Sealright Co., Inc. (the "Company") hereby constitutes and appoints Charles F. Marcy and John T. Carper, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements on Form S-8 registering shares of the Company's Common Stock which may be offered pursuant to any employee benefit plan of the Company (a "Plan") and interests in any such Plan with the Securities and Exchange Commission (the "Commission") and amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Dated and effective as of the 26th day of January, 1996.


  /s/ G. Kenneth Baum                /s/ D. Patrick Curran
G. Kenneth Baum                         D. Patrick Curran


  /s/ Frederick O. DeSieghardt       /s/ Robert F. Hagans
Frederick O. DeSieghardt                Robert F. Hagans


  /s/ Charles F. Marcy               /s/ Marvin W. Ozley
Charles F. Marcy                        Marvin W. Ozley


                                     /s/ Charles A. Sullivan
Arthur R. Schulze                       Charles A. Sullivan


  /s/ William D. Thomas
William D. Thomas